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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1999 (except with respect to the business combination discussed in Note 2 as to which the date is January 29, 1999) included in Old National Bancorp's Form 8-K dated January 29, 1999 which supplements the Registrant's 1998 Annual Report and to all references to our Firm included in this registration statement.



                                                     /s/ ARTHUR ANDERSEN, LLP
                                                    ----------------------------
                                                     ARTHUR ANDERSEN, LLP



Indianapolis, Indiana,
January 4, 2000